As filed with the Securities and Exchange Commission on October 28, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

AVALON GLOBOCARE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1685128
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

83 South Street, Suite 101 Freehold, New Jersey	97728
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________(if applicable) N/A

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value $0.0001 per share

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the common stock, $0.0001 par value (the “Common Stock”) of Avalon Globocare Corp. (f/k/a Global Technologies Corp.) (the “Company”). The description of the Common Stock is contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-202164), filed with the Securities and Exchange Commission on February 19, 2015, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference into this Item 1. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference into this Item 1.

ITEM 2. EXHIBITS.

Exhibit No.	Exhibit Description
3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 which was filed with the Commission on March 26, 2016 and incorporated herein by reference)

3.2	Certificate of Amendment of Certificate of Incorporation filed pursuant to Delaware General Corporation Law (filed as an exhibit to the Company’s Form 8-K Current Report which was filed with the Commission on October 19, 2016 and incorporated herein by reference)

3.3	Certificate of Correction to the Certificate of Amendment of Certificate of Incorporation filed pursuant to Delaware General Corporation Law (filed as an exhibit to the Company’s Form 8-K Current Report which was filed with the Commission on October 19, 2016 and incorporated herein by reference)

3.4	By-laws (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 which was filed with the Commission on February 19, 2015 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AVALON GLOBOCARE CORP.

Date: October 28, 2016	By:	/s/ David Jin
David Jin CEO, President and Director